UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 31, 2006

Commission File Number 1-12043

OPPENHEIMER HOLDINGS INC.

             Canada                                                         98-0080034

(State or other jurisdiction                                   (IRS employer

of incorporation)                                                   identification no.)

PO Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto Ontario Canada   M4R 1K8

(Address of principal executive offices) (Zip code)

(416) 322-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

On July 31, 2006, Oppenheimer Holdings Inc. (the “Company”) and its wholly-owned subsidiary, E.A. Viner International Co. (“Viner”) entered into a Securities Purchase Agreement (the “Repurchase Agreement”) with the Canadian Imperial Bank of Commerce (“CIBC”) pursuant to which Viner repurchased an aggregate principal amount of US$140,822,400 of the variable rate exchangeable debentures issued by Viner to CIBC in 2003 as part of the consideration for the acquisition of CIBC’s U.S. private client and asset management divisions, at par plus accrued interest of US$485,055.  Upon the repurchase, Viner retired these debentures.  The Repurchase Agreement provides that the balance of the outstanding debentures (an aggregate principal amount of US$20 million) will be repurchased on October 31, 2006 or sooner at the Company’s option.  Viner issued to CIBC a certificate evidencing such remaining debentures (the “Subsequent Debenture”).  The Company has agreed to make a contingent payment to CIBC if, prior to December 31, 2007, the Company enters into an agreement for the sale of the majority of the Company’s outstanding Class A and Class B shares at a price per share in excess of US$27.13. The amount of the contingent payment would be based on the price per share realized by the Company’s shareholders in any such transaction.

In order to finance the repurchase of the debentures, on July 31, 2006, the Company and certain of its subsidiaries also entered into a senior secured credit facility for an aggregate amount of US$125 million with a lending syndicate led by Morgan Stanley Senior Funding Inc., as administrative agent and collateral agent (the “Senior Credit Facility”). The Senior Credit Facility is a seven-year term loan facility the proceeds of which were used to repurchase the debentures from CIBC as set forth above and to pay fees and expenses associated with such repurchase.  For more information about the Senior Credit Facility, see the disclosure under Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

The balance of the funds required to consummate the transactions contemplated by the Repurchase Agreement came from bank loans and internally available funds.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed in Item 1.01 above, on July 31, 2006, the Company and certain of its subsidiaries entered into the Senior Credit Facility.  The Senior Credit Facility provides for a US$125 million term B loan facility.  The maturity date of the Senior Credit Facility is July 31, 2013.

The applicable interest rate under the Senior Credit Facility is calculated as a per annum rate equal to (a) LIBOR (London Interbank Offering Rate) plus an interest rate margin for LIBOR loans or (b) (i) the greater of (x) the prime rate or (y) the federal funds effective rate plus 0.5% plus (ii) an interest rate margin for base rate loans. With respect to the Senior Credit Facility the interest rate margin for LIBOR loans is 2.75% if the consolidated leverage ratio of the Company is 1.50 to 1.00 or higher, 2.50% if the consolidated leverage ratio of the Company is less than 1.50 to 1.00. The interest rate margin for base rate loans under the Senior Credit Facility is 1.00% less than the interest rate margin for LIBOR loans.  As of July 31, 2006, the Senior Credit Facility was fully drawn. Under certain circumstances the Lenders can agree, upon the request of the Company to increase the amount available under the facility by an additional $20 million for a total of $145 million.

The Senior Credit Facility requires prepayments based on a portion of the Company’s excess cash flow, the net cash proceeds of asset sales, tax refunds over certain limits, awards over certain limits in connection with legal actions or ‘takings’, and debt issuances or other liability financings.

The obligations under the Senior Credit Facility are guaranteed by certain of the Company’s material domestic subsidiaries, other than regulated subsidiaries and are secured by a lien on substantially all of the assets of each guarantor, including a pledge of the ownership interests in the Company’s primary operating subsidiary, Oppenheimer & Co. Inc., as well as the Company’s rights to certain trademarks.

The Senior Credit Facility contains certain covenants that limit or restrict the incurrence of liens, investments (including acquisitions), sales of assets, indebtedness and mergers and consolidations, subject to certain exceptions. The Senior Credit Facility also restricts the payment of dividends, other than regular quarterly dividends, on the Company’s outstanding capital stock and repurchases or redemptions of the Company’s outstanding capital stock, subject to certain exceptions. The Company is also required to maintain compliance with a consolidated leverage ratio covenant and a consolidated interest coverage ratio covenant, and the Company’s broker-dealer subsidiaries are required to maintain compliance with a minimum regulatory net capital covenant.

The foregoing descriptions of the Repurchase Agreement, the Senior Credit Facility, the Subsequent Debenture and the other agreements and documents described herein do not purport to be complete and are qualified in their entirety by reference to the copies thereof attached hereto as exhibits, which are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Reference

Number	Exhibit Description
4.1	Variable Rate Exchangeable Debenture, dated July 31, 2006, issued by E. A. Viner International Co. to the Canadian Imperial Bank of Commerce.
10.1	Securities Purchase Agreement, dated as of July 31, 2006, by and among Oppenheimer Holdings Inc., E. A. Viner International Co. and the Canadian Imperial Bank of Commerce.
10.2

Senior Secured Credit Agreement, dated as of July 31, 2006, by and among E. A. Viner International Co., as borrower, and the other credit parties thereto from time to time, as guarantors, and the lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as administrative agent and syndication agent, and Morgan Stanley & Co. Incorporated, as collateral agent.

10.3

Pledge and Security Agreement, dated as of July 31, 2006, by and among E. A. Viner International Co., as borrower, and the other credit parties thereto from time to time, as guarantors, and Morgan Stanley & Co. Incorporated, as collateral agent.

99.1	Oppenheimer Holdings Inc. Press Release, dated July 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Oppenheimer Holdings Inc.

Date: August 3, 2006 By: “E.K. Roberts” --------------------------------- E.K. Roberts President and Treasurer (Duly Authorized Officer and Principal Financial Officer)